Exhibit 99.1

Ethos Capital, BCI, and White Mountains to Partner with BroadStreet and Ontario Teachers' to Drive Next Chapter of Growth

COLUMBUS, Ohio & BOSTON & TORONTO--(BUSINESS WIRE)--BroadStreet Partners (“BroadStreet” or the “Company”), a leading North American insurance brokerage company, announced today that an investor group led by Ethos Capital (“Ethos”), British Columbia Investment Management Corporation (“BCI”), and White Mountains Insurance Group, Ltd. (“White Mountains”), will acquire an ownership position in BroadStreet. Under the terms of the agreement, Ontario Teachers’ Pension Plan (“Ontario Teachers’”) will maintain a significant co-control stake and operate in partnership with the Ethos-led investor group.

BroadStreet is a leading middle-market insurance brokerage focused on commercial and personal property & casualty and employee benefits. BroadStreet partners with leading independent insurance agencies, known as Core Agency Partners. Complementing its M&A capabilities and capital solutions, the Company provides a vast network of market resources, tools, and expertise to its Core Agency Partners, working alongside them to drive organic growth and improve agency performance.

BroadStreet is unique in the market because of its co-ownership model with more than 800 colleagues that own equity in their local Core Agencies. The co-ownership approach creates focused alignment between BroadStreet and its Core Agency Partners around growth and value creation. The partnership with Ethos and its co-investors will support BroadStreet’s long-term plans, including its continued investment in technology and digital transformation.

Mike O’Connor, Chief Executive Officer, BroadStreet said: “BroadStreet is uniquely positioned as the partner of choice for successful entrepreneurs seeking new avenues for growth. Our differentiated co-ownership model and proven strategy empower our 30 Core Agency Partners to scale their businesses with confidence. For over a decade, the Ontario Teachers’ team has been a value-added partner to us. We are excited to continue this collaboration and now join forces with Ethos, BCI, and White Mountains, leveraging their collective expertise to enhance our capabilities and drive sustained growth.”

Rick Miley, Founder and Board Member, BroadStreet said: “We are proud of the tremendous growth that we have achieved on our journey over the last dozen years with the support of Ontario Teachers’. We now look forward to continuing and strengthening that partnership with the addition of the new Ethos-led investor group. We see tremendous value in being able to tap into the combined expertise of the Ontario Teachers’ and Ethos-led teams to the benefit of our Core Agency leaders. By coming together, BroadStreet is taking a significant step forward on our mission to become the preferred home for premier insurance agencies in North America.”

Ethos Capital invests in seasoned companies like BroadStreet, with proven business models and management teams, which are ready for accelerated growth, sustainable long-term value creation, and enhanced performance. The firm’s unique Executive Partner model pairs experienced investors and industry practitioners with the leaders of its portfolio companies, partnering in their growth.

Brent Stone, Managing Partner, Ethos Capital said: “BroadStreet has developed a highly differentiated business model – consistently building its expertise and scale through its industry network and a growing set of Core Agency Partners. Our Ethos leadership team and co-investors have significant experience in accelerating growth and long-term value creation for high-performance companies including in the insurance sector. We look forward to partnering with an executive of Mike’s caliber and his team to pursue their future growth ambitions.”

Ontario Teachers’ acquired a majority stake in BroadStreet in 2012 and has taken an active role in supporting the organization’s growth by focusing on long-term value creation. Under its ownership, BroadStreet has meaningfully scaled the business and become one of the top private brokerages in North America, with a presence in all 50 U.S. states and all 10 Canadian provinces. The business has consistently delivered strong operational performance by leveraging its extensive local relationships and nationwide expertise.

Jeff Markusson, Senior Managing Director, Private Capital, Ontario Teachers’ and BroadStreet Board Member commented: “BroadStreet has experienced tremendous growth as a result of its unique co-ownership model and strong management team. As we continue to focus on creating long-term value at BroadStreet, we are delighted to bring in like-minded partners with a proven track record in the insurance industry. Ethos and its co-investors share our vision of growing BroadStreet into the premier insurance brokerage company in North America by capitalizing on sectoral tailwinds and accelerating both organic and inorganic growth efforts.”

Ardea Partners served as lead financial advisor to Ontario Teachers’ and BroadStreet, and RBC Capital Markets and BMO Capital Markets served as co-advisors. Latham & Watkins LLP and Torys LLP served as legal counsel to Ontario Teachers’ and BroadStreet. Kirkland & Ellis LLP served as legal counsel to Ethos Capital. Debevoise & Plimpton LLP served as legal counsel to BCI. Cravath, Swaine & Moore LLP served as legal counsel to White Mountains.

About BroadStreet Partners

BroadStreet Partners is an insurance brokerage company headquartered in Columbus, Ohio. The Company invests in select, entrepreneurial, high-performing independent agencies looking for capital support and partnership. With 30 Core Agency Partners, BroadStreet provides ownership opportunities for more than 800 agency professionals across the U.S. and Canada. The company is a top North American private brokerage firm according to Insurance Journal's 2024 Top Property/Casualty Agencies. www.broadstreetcorp.com

About Ethos Capital

Ethos Capital is a global investment firm that makes majority and minority control investments in middle-market companies, primarily across North America and Europe. The firm’s 21 Executive Partners collaborate with its portfolio companies, providing them with a network of resources and expertise to strategically enhance operations and accelerate their growth. For more information, visit www.ethoscapital.com.

About Ontario Teachers’

Ontario Teachers' Pension Plan Board (Ontario Teachers') is a global investor with net assets of $266.3 billion as of December 31, 2024. Ontario Teachers’ is a fully funded defined benefit pension plan, and it invests in a broad array of asset classes to deliver retirement security for 343,000 working members and pensioners. For more information, visit otpp.com and follow us on LinkedIn.

About BCI

British Columbia Investment Management Corporation (BCI) is amongst the largest institutional investors in Canada, with C$250.4 billion in gross assets under management as of March 31, 2024. Based in Victoria, British Columbia, with offices in Vancouver, New York, and London, U.K., BCI manages a portfolio of diversified public and private market investments on behalf of its British Columbia pension fund and institutional clients.

BCI Private Equity actively manages a C$31 billion global portfolio of privately held companies and funds with the potential for long-term growth and value creation. Leveraging sector-focused teams in financial services, business services, consumer, healthcare, industrials, technology, media and telecommunications, BCI works with strategic private equity partners to source and manage direct and co-sponsor/co-investment opportunities. Learn more at www.bci.ca.

About White Mountains

White Mountains Insurance Group, Ltd. (NYSE: WTM) is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbols WTM and WTM.BH, respectively. Additional financial information and other items of interest are available at the company's web site located at www.whitemountains.com.

Contacts
Media

Ethos Capital
Prosek Partners
Bea Broderick
pro-ethoscapital@prosek.com

BCI
Olga Petrycki
media@bci.ca

Ontario Teachers’
Dan Madge/James DeCosimo
media@otpp.com